Exhibit 32.2
DARWIN PROFESSIONAL UNDERWRITERS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the periodic report of Darwin Professional Underwriters, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, John L. Sennott, Jr., Senior Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:
(1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification, which accompanies the Report, has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and is not, and shall not be deemed to be, incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Date: August 6, 2007	By:	/s/ John L. Sennott, Jr.
John L. Sennott, Jr.
Senior Vice President and Chief Financial Officer

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